EXHIBIT 99.1


                                                          CONTACTS: Rob Stewart
                                                             Investor Relations
FOR RELEASE                                                  Tel (949) 480-8300
-----------                                                   Fax (949)480-8301
April 27, 2005


                      ACACIA RESEARCH REPORTS FIRST QUARTER
                                FINANCIAL RESULTS


         Newport Beach, Calif. - (BUSINESS WIRE) - April 27, 2005 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended March 31, 2005. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

         "Acacia Technologies group revenues for the first quarter of 2005 were $1,863,000, consisting of licensing revenues from our Digital Media Transmission ("DMT(R)"), credit card fraud protection, digital video production, and interactive television technologies. We also received payments of $527,000 from licensees that we recorded as deferred revenues," commented Paul Ryan, Acacia Research Corporation Chairman & CEO.

         "Since the end of the first quarter we completed our first license for the multi-dimensional bar code technology and have now begun generating revenues from 5 patent portfolios. Acacia is also pursuing 10 additional licensing and enforcement programs covering recently acquired technologies. We plan to continue acquiring new patent portfolios as we move toward our goal of becoming the leader in technology licensing," concluded Mr. Ryan.

         "The CombiMatrix group's revenues for the first quarter ending March 31, 2005 were $1,069,000. This represents a gain of 105% over revenues from the fourth quarter of 2004. Product and service revenues related to CustomArrays(TM) were $338,000, which represents an increase of 156% relative to such revenues earned in the fourth quarter of 2004. Excluding the $17,302,000 of deferred revenues related to our strategic alliance with Roche that were recognized in early 2004, this quarter was CombiMatrix's first "million dollar" quarter. This achievement signals continued growth of our business and acceptance of our products and services in the marketplace. During the quarter we made progress in all facets of our business including sales growth, advancement of our drug development programs, advances in programs with our existing alliance partners, establishment of additional strategic alliances, continued progress with our government contract work, and other general business initiatives," commented Dr. Kumar, President and CEO of CombiMatrix Corporation.

ACACIA RESEARCH CORPORATION CONSOLIDATED

FINANCIAL RESULTS

         Consolidated revenues for the first quarter of 2005 were $2,932,000 versus $18,215,000 in the comparable 2004 period. First quarter 2005 revenues recognized by the CombiMatrix group were comprised of $731,000 in government contract revenues and $338,000 in CustomArray(TM) product and service revenues. First quarter 2005 revenues recognized by the Acacia Technologies group included $788,000 in license fee revenues recognized from licensees that make recurring quarterly or annual license fee payments under their respective license agreements and $1,075,000 in license fee revenues recognized from licensees that made nonrecurring, one-time, fully paid up license fee payments for past infringement and future use of certain of our patented technologies. License fee revenues included fees from the licensing of our Digital Media Transmission ("DMT(R)") technology and from our recently acquired credit card fraud protection, digital video production, and interactive television technologies.

         In addition, during the first quarter of 2005, the Acacia Technologies group received license fee payments totaling $527,000 which have been recorded as deferred revenues at March 31, 2005. Certain of these payments will be recognized as license fee revenues on a straight-line basis over the respective future license term and other payments will be recognized in a future period when all revenue recognition criteria have been met in accordance with the Acacia Technologies group's revenue recognition policies.

           In March 2004, the CombiMatrix group completed all phases of its research and development agreement with Roche and as a result recognized all previously deferred Roche related contract revenues totaling, $17,302,000, in the first quarter of 2004.

         The first quarter 2005 consolidated net loss was $4,950,000 versus consolidated net income of $10,903,000 in the comparable 2004 period. The first quarter 2005 results include net non-cash charges totaling $1,356,000, comprised primarily of patent amortization charges of $1,190,000 and asset depreciation charges of $292,000. Non-cash stock compensation amortization charges, patent amortization charges and asset depreciation charges totaled $403,000, $399,000, and $312,000, respectively, in the comparable 2004 period. Patent amortization charges increased in the first quarter of 2005 due to the amortization of patent related intangibles acquired in connection with Acacia Global Acquisition Corporation's acquisition of 100% of the ownership interests in 11 patent licensing companies which own patent rights for 27 patent portfolios, from Global Patent Holdings, LLC on January 28, 2005 (the "GPH Acquisition"). Approximately $25,000,000 of the purchase consideration paid in the GPH Acquisition was allocated to amortizable patents and related patent rights acquired. Patent amortization charges will continue to be significant in future periods as the Acacia Technologies group continues to amortize the acquired patent related costs over a weighted average economic useful life of approximately 6 years. The first quarter 2005 results also included a non-cash credit of $179,000 versus a non-cash charge of $1,257,000 in the comparable 2004 period, related to changes in the fair value of AR-CombiMatrix common stock issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc. The anti-dilution provisions expire in September 2005.

         The first quarter 2004 consolidated net income of $10,903,000 was driven primarily by the recognition of the previously deferred Roche related contract revenues as discussed above.

         First quarter 2005 research and development expenses (including government contract costs), comprised solely of costs incurred by the CombiMatrix group, increased to $1,831,000 from $1,588,000 in the comparable 2004 period. The change was due to increased costs recognized in connection with the CombiMatrix group's commitments under its biological threat detection contract with the Department of Defense which was executed in March 2004. The increase was partially offset by a decrease in the CombiMatrix group's internal research and development efforts due to the commercial launch of the CombiMatrix group's CustomArray(TM) DNA array platform beginning in March 2004.

         Marketing, general and administrative expenses for the first quarter of 2005 increased to $3,889,000 from $3,284,000 in the comparable 2004 period, due primarily to the addition of licensing and business development personnel for the Acacia Technologies group, an increase in the Acacia Technologies group's consulting expenses related to a consulting agreement executed with the former CEO of Global Patent Holdings, LLC and an increase in marketing and sales costs related to the continued commercialization of the CombiMatrix group's CustomArray(TM) DNA array platform, which was initially launched in March of 2004. The increase was partially offset by a decrease in the CombiMatrix group's general and administrative expenses related to ongoing operations.

         First quarter 2005 patent related legal expenses, comprised solely of costs incurred by the Acacia Technologies group, were $561,000 versus $602,000 in the comparable 2004 period. First quarter 2005 patent related legal expenses included $151,000 in patent related prosecution and enforcement costs incurred by certain of the companies acquired in the GPH Acquisition transaction. Excluding the impact of the GPH Acquisition, patent related legal expenses decreased to $410,000 in the first quarter of 2005 due to a decrease in costs incurred in connection with the Acacia Technologies group's ongoing DMT patent commercialization and enforcement programs, including decreased legal costs related to new patent claims and a decrease in patent enforcement costs related to ongoing DMT patent related litigation.

         In the first quarter of 2005, the Acacia Technologies group recognized contingent legal fee expenses totaling $365,000 and royalty expenses totaling $282,000 in connection with the recognition of license fee revenues from our recently acquired credit card fraud protection, digital video production, and interactive television technologies.

FINANCIAL CONDITION

         Total consolidated assets were $123,217,000 as of March 31, 2005 compared to $88,327,000 as of December 31, 2004. Cash and cash equivalents and short-term investments on a consolidated basis totaled $61,573,000 as of March 31, 2005 compared to $52,358,000 as of December 31, 2004.

         On January 28, 2005, Acacia Global Acquisition Corporation, a wholly owned subsidiary of Acacia Research Corporation, acquired substantially all of the assets from Global Patent Holdings, LLC, a privately held patent holding company based in Northbrook, Illinois. The purchase price included $5.0 million in cash and the issuance of approximately 3.9 million shares of Acacia Research--Acacia Technologies common stock valued at approximately $19,505,000. Net tangible assets acquired were not material. The assets acquired and liabilities assumed in the transaction were attributed to the Acacia Technologies group. The acquisition provides the Acacia Technologies group with 100% ownership of companies that control 27 patent portfolios, which include 120 U.S. patents and certain foreign counterparts, and cover technologies used in a wide variety of industries.

         In February 2005, Acacia Research Corporation raised gross proceeds of $19,600,000 through the sale of 3,500,000 shares of Acacia Research - Acacia Technologies common stock at a price of $5.60 per share in a registered direct offering. Net proceeds raised of approximately $19,530,000, which are net of related issuance costs, were attributed to the Acacia Technologies group. The shares of Acacia Research-Acacia Technologies common stock were offered pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

ACACIA TECHNOLOGIES GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         License fee revenues for the first quarter of 2005 were $1,863,000 versus $599,000 in the comparable 2004 period. First quarter 2005 revenues recognized by the Acacia Technologies group included $788,000 in license fee revenues recognized from licensees that make recurring quarterly or annual license fee payments under their respective license agreements and $1,075,000 in license fee revenues recognized from licensees that made nonrecurring, one-time, fully paid up license fee payments for past infringement and future use of certain of our patented technologies. License fee revenues included fees from the licensing of our Digital Media Transmission ("DMT(R)") technology and from our recently acquired credit card fraud protection, digital video production, and interactive television technologies.

         In addition, during the first quarter of 2005, the Acacia Technologies group received license fee payments totaling $527,000 which have been recorded as deferred revenues at March 31, 2005. Certain of these payments will be recognized as license fee revenues on a straight-line basis over the respective future license term and other payments will be recognized in a future period when all revenue recognition criteria have been met in accordance with the Acacia Technologies group's revenue recognition policies.

         The first quarter 2005 division net loss was $1,874,000 versus $989,000 in the comparable 2004 period. Included in the first quarter 2005 divisional results are non-cash patent amortization charges totaling $916,000 versus $125,000 in the comparable 2004 period. Patent amortization charges increased in the first quarter of 2005 due to the amortization of patent related intangibles acquired in connection with the GPH Acquisition. Approximately $25,000,000 of the purchase consideration paid in the GPH Acquisition was allocated to amortizable patents and related patent rights acquired. Patent amortization charges will continue to be significant in future periods as we continue to amortize the acquired patent related costs over a weighted average economic useful life of approximately 6 years.

         First quarter 2005 marketing, general and administrative expenses increased to $1,610,000 from $1,006,000 in the comparable 2004 period, due primarily to the addition of licensing and business development personnel for the Acacia Technologies group, an increase in consulting expenses related to a consulting agreement executed with the former CEO of Global Patent Holdings and an increase in general and administrative expenses related to ongoing operations.

         First quarter 2005 patent related legal expenses were $561,000 versus $602,000 in the comparable 2004 period. First quarter 2005 patent related legal expenses included $151,000 in patent related prosecution and enforcement costs incurred by certain of the companies acquired in the GPH Acquisition transaction. Excluding the impact of the GPH Acquisition, patent related legal expenses decreased to $410,000 in the first quarter of 2005 due to a decrease in costs incurred in connection with the Acacia Technologies group's ongoing DMT patent commercialization and enforcement programs, including decreased legal costs related to new patent claims and a decrease in patent enforcement costs related to ongoing DMT patent related litigation. DMT related legal fees paid to outside attorneys are incurred based on actual time and out-of-pocket expenses incurred by external counsel and fluctuate from period to period based on patent enforcement and prosecution activities in each period.

         In the first quarter of 2005, the Acacia Technologies group recognized contingent legal fee expenses totaling $365,000 and royalty expenses totaling $282,000 in connection with the recognition of license fee revenues from our recently acquired credit card fraud protection, digital video production, and interactive television patented technologies.

         It is anticipated that the majority of litigation expenses associated with the recently acquired patent portfolios will be incurred on a contingency basis where patent attorney fees are paid out of license fee revenues collected based on a contractual percentage. In connection with the GPH Acquisition, we expect that other legal expenses associated with the maintenance, licensing, and enforcement of our patented technologies, will increase in future periods as we continue to roll out our licensing programs for our recently acquired patented technologies.

         The first quarter 2005 results also include a $210,000 charge, net of minority interests, related to estimated additional costs to be incurred in connection with the discontinued operations of Soundbreak.com, related primarily to certain noncancellable lease obligations and a reduction in estimated amounts recoverable from existing sublease arrangements.

FINANCIAL CONDITION

         Total assets for the Acacia Technologies group were $71,000,000 as of March 31, 2005 compared to $33,058,000 as of December 31, 2004. Cash and cash equivalents and short-term investments totaled $41,182,000 as of March 31, 2005 compared to $28,646,000 as of December 31, 2004.

         On January 28, 2005, Acacia Global Acquisition Corporation, a wholly owned subsidiary of Acacia Research Corporation, acquired substantially all of the assets from Global Patent Holdings, LLC, a privately held patent holding company based in Northbrook, Illinois. The purchase price included $5.0 million in cash and the issuance of approximately 3.9 million shares of Acacia Research--Acacia Technologies common stock valued at approximately $19,505,000. Net tangible assets acquired were not material. The assets acquired and liabilities assumed in the transaction were attributed to the Acacia Technologies group. The acquisition provides the Acacia Technologies group with 100% ownership of companies that control 27 patent portfolios, which include 120 U.S. patents and certain foreign counterparts, and cover technologies used in a wide variety of industries.

         In February 2005, Acacia Research Corporation raised gross proceeds of $19,600,000 through the sale of 3,500,000 shares of Acacia Research - Acacia Technologies common stock at a price of $5.60 per share in a registered direct offering. Net proceeds raised of approximately $19,530,000, which are net of related issuance costs, were attributed to the Acacia Technologies group. The shares of Acacia Research-Acacia Technologies common stock were offered pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

COMBIMATRIX GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         Revenues for the first quarter of 2005 were $1,069,000 versus $17,616,000 in the comparable 2004 period. First quarter 2005 revenues were comprised of $731,000 of government contract revenues and $338,000 of CustomArray(TM) product and service revenues.

         Government contract revenues relate to the CombiMatrix group's development of biological threat detection technology under its $5.9 million Department of Defense contract originally awarded in March 2004.

         In March 2004, the CombiMatrix group completed all phases of its research and development agreement with Roche and as a result recognized all previously deferred Roche related contract revenues totaling, $17,302,000, in the first quarter of 2004.

         The first quarter 2005 division net loss was $3,076,000 versus division net income of $11,892,000 in the comparable 2004 period. The first quarter 2005 results include net non-cash patent amortization, asset depreciation and stock compensation charges totaling $427,000 as compared to $979,000 in the comparable 2004 period. The first quarter 2005 results also included a non-cash credit totaling $179,000 versus a non-cash charge totaling $1,257,000 in the comparable 2004 period, related to changes in the fair value of AR-CombiMatrix common stock issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc. The anti-dilution provisions expire in September 2005.

         The first quarter 2004 division net income of $11,892,000 was driven primarily by the recognition of the Roche contract revenues discussed above.

         First quarter 2005 research and development expenses (including government contract costs) increased to $1,831,000 from $1,588,000 in the comparable 2004 period. The change was due to increased costs recognized in connection with the CombiMatrix group's commitments under its biological threat detection contract with the Department of Defense which was executed in March 2004. The increase was partially offset by a decrease in the CombiMatrix group's internal research and development efforts due to the commercial launch of CustomArray(TM) in March 2004.

         First quarter 2005 marketing, general and administrative expenses were $2,279,000 versus $2,278,000 in the comparable 2004 period. During the first quarter of 2005, marketing and sales costs increased in connection with the continued commercialization of the CombiMatrix group's CustomArray(TM) DNA array platform, which was initially launched in March of 2004. The increase was partially offset by a decrease in the CombiMatrix group's general and administrative expenses related to ongoing operations.

FINANCIAL CONDITION

         Total assets for the CombiMatrix group were $52,366,000 as of March 31, 2005 compared to $55,388,000 as of December 31, 2004. Cash and cash equivalents and short-term investments totaled $20,391,000 as of March 31, 2005 compared to $23,712,000 as of December 31, 2004.

BUSINESS HIGHLIGHTS AND RECENT DEVELOPMENTS
-------------------------------------------

Business highlights of the first quarter and recent developments include:

ACACIA TECHNOLOGIES GROUP:

         o In February 2005, KY Data Systems, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a non-exclusive, paid-up license with Thomson SA covering a portfolio of patents that apply to interactive television. The patents cover receivers such as set-top boxes and certain televisions used in digital satellite and digital cable systems that permit television viewers to access interactive television features supplied by their satellite and cable providers as part of their digital programming packages.

         o In March 2005, TechSearch LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a non-exclusive license covering a portfolio of patents that apply to digital video production with Leitch Technology Corporation, which designs and distributes high performance video systems for the professional television industry. The patents relate to features that can be found in production video processing equipment and cover, among other things, improved methods of equipment interconnection, aspects of graphical user interface displays, and automation of video processing.

         o In March 2005, Financial Systems Innovation LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into non-exclusive licenses and settled patent infringement litigation covering a portfolio of patents that apply to credit card fraud protection technology with Albertsons, The Bombay Company, Inc. and HEB Grocery Company. The patented technology generally relates to a computerized system for protecting retailers and consumers engaged in credit card, check card, and debit transactions.

         o In April 2005, Financial Systems Innovation LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a non-exclusive license and settled patent infringement litigation covering the Acacia Technologies group's credit card fraud protection technology with Petco Animal Supplies, Inc.

         o In April 2005, VData, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a license with Nokia Corporation covering a portfolio of patents that apply to certain multi-dimensional bar codes. The multi-dimensional bar code technology generally relates to encoding and reading a data matrix consisting of an array of data cells with a border. The data matrix can contain a variety, amount, and depth of information that would not fit on to an ordinary bar code. This patented technology can have many applications in the manufacturing, distribution, operations, accounting, and security industries such as tracking the movement of products, collection of data, improved production capabilities and anti-counterfeiting.

         o As of April 2005, the Acacia Technologies group is pursuing 15 licensing and enforcement programs which now include its audio/video enhancement and synchronization, broadcast data retrieval, computer memory cache coherency, data encryption and product activation, dynamic manufacturing modeling, image resolution enhancement, interstitial Internet advertising, microprocessor enhancement, spreadsheet automation, and resource scheduling technologies.

         o In April 2005, Microprocessor Enhancement Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, filed a patent infringement lawsuit in the District Court for the Central District of California against Intel Corporation and Texas Instruments Corporation. The lawsuit alleges patent infringement by Intel's Itanium(R) line of microprocessors, and certain series of digital signal processors sold by Texas Instruments.

         o In April 2005, Acacia Patent Acquisition Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, acquired a patent relating to a commonly used technology to connect laptop computers to peripheral devices via docking stations. The patented technology is used to connect a laptop or other portable computer to multiple external devices such as a keyboard, monitor, printer, or mouse, through a single connector from the laptop to the docking station.

COMBIMATRIX GROUP:

         o In January 2005, the CombiMatrix group entered into a distribution agreement with InBio to distribute the CombiMatrix group's CustomArray(TM) products for the Australian and New Zealand marketplaces. InBio's sales and marketing organization will market, sell, and service the CustomArray products in these regions.

         o In February 2005, the CombiMatrix group entered into a broad cross-licensing and collaboration agreement with Benitec, Ltd. ("Benitec"), a leading RNAi therapeutics company. The CombiMatrix group has non-exclusively licensed to Benitec intellectual property related to the use of cocktails, or pools of siRNAs, as therapeutic agents against viral diseases. In addition, Benitec will also receive a co-exclusive sublicense to two specific sequences targeting key genes of HIV that the CombiMatrix group previously exclusively licensed from its partner irsiCaixa.

                  In return, Benitec has non-exclusively licensed its portfolio of 10 issued and 60 pending patents to the CombiMatrix group for the development of RNAi therapeutics for the treatment or prevention of injuries or diseases in humans resulting from the exposure to biological, chemical, radioactive and other weapons.

                  In addition to this cross-license agreement, the CombiMatrix group and Benitec plan to collaborate in a number of other areas including the use of CustomArrays(TM) to study possible off-target effects of RNAi therapeutics.

         o In February 2005, the CombiMatrix group announced the movement of KM-668, the lead compound in its KM family of therapeutics, into pre-clinical development and animal testing. The KM family of compounds is part of the CombiMatrix group's new internal program to develop therapeutics for exposure to terror weapons. As a subset of that program, KM-668 is designed as a treatment for exposure to radiological weapons, including nuclear weapons (and associated fallout) as well as dirty bombs, which use conventional explosions to disperse radioactive material in a wide area.

         A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:15 p.m. Pacific Time (4:30 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 1:45 p.m. Pacific Time (5:00 p.m. Eastern).

         To listen to the presentation by phone, dial (800) 946-0785 for domestic callers and (719) 457-2661 for international callers, both of whom will need to provide the operator with the confirmation code 4457273. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 4457273 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia's website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

         Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

         The Acacia Technologies group develops, acquires, and licenses patented technologies. Acacia controls 30 patent portfolios, which include 128 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT(R)), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, image resolution enhancement, interactive data sharing, interactive television, Internet access redirection, interstitial Internet advertising, laptop connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging and spreadsheet automation.

         The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

         Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

         Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                           ACACIA RESEARCH CORPORATION
                          SUMMARY FINANCIAL INFORMATION
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET INFORMATION

                                                 MARCH 31,          DECEMBER 31,
                                                   2005                 2004
                                               ------------         ------------
Total Assets                                   $    123,217         $     88,327
                                               ============         ============
Total Liabilities                              $     13,225         $     11,913
                                               ============         ============
Minority Interests                             $        482         $        778
                                               ============         ============
Total Stockholders' Equity                     $    109,510         $     75,636
                                               ============         ============

CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                       FOR THE THREE MONTHS ENDED
                                                                                 --------------------------------------
                                                                                  MARCH 31, 2005        MARCH 31, 2004
                                                                                 ----------------      ----------------
Revenues:
    Research and development contract ......................................     $             --      $         17,302
    License fees ...........................................................                1,863                   599
    Government contract ....................................................                  731                   217
    Products ...............................................................                  278                    16
    Service contracts ......................................................                   60                    81
                                                                                 ----------------      ----------------

      Total revenues .......................................................                2,932                18,215
                                                                                 ----------------      ----------------

Operating expenses:
    Cost of government contract revenues ...................................                  691                   205
    Cost of product sales ..................................................                  163                     4
    Research and development expenses ......................................                1,140                 1,383
    Non-cash stock compensation amortization - research and development.....                   --                    69
    Marketing, general and administrative expenses .........................                3,889                 3,284
    Legal expense - patents ................................................                  561                   602
    Contingent legal fees and royalties expense - patents ..................                  647                    --
    Non-cash stock compensation amortization - marketing,
      general and administrative ...........................................                 (126)                  334
    Amortization of patents ................................................                1,190                   399
    Legal settlement charges (credits) .....................................                 (179)                1,257
                                                                                 ----------------      ----------------

       Total operating expenses ............................................                7,976                 7,537
                                                                                 ----------------      ----------------

       Operating income (loss) .............................................               (5,044)               10,678
                                                                                 ----------------      ----------------

Other income ...............................................................                  234                   158
                                                                                 ----------------      ----------------

Income (loss) from continuing operations before income taxes ...............               (4,810)               10,836

Benefit for income taxes ...................................................                   70                    67
                                                                                 ----------------      ----------------

Income (loss) from continuing operations ...................................               (4,740)               10,903
                                                                                 ----------------      ----------------

Discontinued operations:

  Estimated loss on disposal of discontinued operations ....................                 (210)                   --
                                                                                 ----------------      ----------------

Net income (loss) ..........................................................     $         (4,950)     $         10,903
                                                                                 ================      ================

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
  Net loss .................................................................     $         (1,874)     $           (989)
    Basic and diluted loss per share .......................................                (0.08)                (0.05)

Attributable to the CombiMatrix group:
Basic
  Net income (loss) ........................................................     $         (3,076)     $         11,892
    Basic earnings (loss) per share ........................................                (0.10)                 0.44
Diluted
  Net income (loss) ........................................................     $         (3,076)     $         11,892
    Diluted earnings (loss) per share ......................................                (0.10)                 0.41

Weighted average shares:
  Acacia Research - Acacia Technologies stock:
    Basic and diluted ......................................................           24,558,419            19,752,335
                                                                                 ================      ================
  Acacia Research - CombiMatrix stock:
    Basic ..................................................................           31,200,496            27,274,627
                                                                                 ================      ================
    Diluted ................................................................           31,200,496            29,233,817
                                                                                 ================      ================


                            ACACIA TECHNOLOGIES GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                                  MARCH 31,         DECEMBER 31,
                                                    2005                2004
                                               ------------         ------------
Total Assets                                   $     71,000         $     33,058
                                               ============         ============
Total Liabilities                              $      4,696         $      3,472
                                               ============         ============
Minority Interests                             $        482         $        778
                                               ============         ============
Total Stockholders' Equity                     $     65,822         $     28,808
                                               ============         ============


GROUP STATEMENTS OF OPERATIONS



                                                                        FOR THE THREE MONTHS ENDED
                                                                  --------------------------------------
                                                                   MARCH 31, 2005        MARCH 31, 2004
                                                                  ----------------      ----------------
Revenues:
  License fees ..............................................     $          1,863      $            599
                                                                  ----------------      ----------------

    Total revenues ..........................................                1,863                   599
                                                                  ----------------      ----------------

Operating expenses:
  Marketing, general and administrative expenses ............                1,610                 1,006
  Legal expenses - patents ..................................                  561                   602
  Contingent legal fees and royalties expenses - patents.....                  647                    --
  Amortization of patents ...................................                  916                   125
                                                                  ----------------      ----------------

    Total operating expenses ................................                3,734                 1,733
                                                                  ----------------      ----------------

    Operating loss ..........................................               (1,871)               (1,134)
                                                                  ----------------      ----------------

Other income ................................................                  171                   112
                                                                  ----------------      ----------------

Loss from continuing operations before
  income taxes ..............................................               (1,700)               (1,022)

Benefit for income taxes ....................................                   36                    33
                                                                  ----------------      ----------------

Loss from continuing operations .............................               (1,664)                 (989)

Discontinued operations:

  Estimated loss on disposal of discontinued operations .....                 (210)                   --
                                                                  ----------------      ----------------

Division net loss ...........................................     $         (1,874)     $           (989)
                                                                  ================      ================


                                COMBIMATRIX GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                                  MARCH 31,         DECEMBER 31,
                                                    2005                2004
                                                ------------        ------------
Total Assets                                    $     52,366        $     55,388
                                                ============        ============
Total Liabilities                               $      8,678        $      8,560
                                                ============        ============
Minority Interests                              $         --        $         --
                                                ============        ============
Total Stockholders' Equity                      $     43,688        $     46,828
                                                ============        ============


GROUP STATEMENTS OF OPERATIONS



                                                                                    FOR THE THREE MONTHS ENDED
                                                                               ------------------------------------
                                                                                MARCH 31, 2005       MARCH 31, 2004
                                                                               ---------------      ---------------
Revenues:
  Research and development contract ......................................     $            --      $        17,302
  Government contract ....................................................                 731                  217
  Products ...............................................................                 278                   16
  Service contracts ......................................................                  60                   81
                                                                               ---------------      ---------------

    Total revenues .......................................................               1,069               17,616
                                                                               ---------------      ---------------

Operating expenses:
  Cost of government contract revenues ...................................                 691                  205
  Cost of product sales ..................................................                 163                    4
  Research and development expenses ......................................               1,140                1,383
  Non-cash stock compensation amortization - research and development.....                  --                   69
  Marketing, general and administrative expenses .........................               2,279                2,278
  Non-cash stock compensation amortization - marketing, general
    and administrative ...................................................                (126)                 334
  Amortization of patents ................................................                 274                  274
  Legal settlement charges (credits) .....................................                (179)               1,257
                                                                               ---------------      ---------------

    Total operating expenses .............................................               4,242                5,804
                                                                               ---------------      ---------------

    Operating income (loss) ..............................................              (3,173)              11,812
                                                                               ---------------      ---------------

Other income .............................................................                  63                   46
                                                                               ---------------      ---------------

Income (loss) from operations before income taxes ........................              (3,110)              11,858

Benefit for income taxes .................................................                  34                   34
                                                                               ---------------      ---------------

Division net income (loss) ...............................................     $        (3,076)     $        11,892
                                                                               ===============      ===============
